Exhibit 10.1

TRANSACTION AGREEMENT

among

ONEOK, INC.,

an Oklahoma corporation,

WESTAR ENERGY, INC.,

a Kansas corporation,

and

WESTAR INDUSTRIES, INC.,

a Delaware corporation

Dated as of August 4, 2003

TRANSACTION AGREEMENT

TRANSACTION AGREEMENT, dated as of August 4, 2003 (this “Agreement“) among ONEOK, Inc., an Oklahoma corporation (the “Company“), WESTAR ENERGY, Inc., a Kansas corporation (“Parent“), and WESTAR INDUSTRIES, Inc., a Delaware corporation and a wholly owned direct subsidiary of Parent (the “Shareholder“).

W I T N E S S E T H:

WHEREAS, the parties desire for the Shareholder to effect an underwritten public offering (the “Offering“) of common stock, par value $0.01 per share, of the Company, (the “Common Stock”) issuable upon conversion of certain shares of the $0.925 Series D Non-Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series D Preferred Stock“) held by the Shareholder, except as otherwise set forth herein;

WHEREAS, concurrently with the consummation of the Offering, the Shareholder desires to sell to the Company certain shares of Common Stock, par value $0.01 per share, of the Company currently held by the Shareholder; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

ARTICLE I.

DEFINITIONS

Section 1.1 Certain Definitions. As used herein, the following terms shall have the following meaning:

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in Tulsa, Oklahoma and New York, New York are authorized or obligated by law or executive order to close.

“Closing” shall mean the consummation of the Offering described in Section 2.1(a) hereof.

“Exchange Act Regulations” shall mean the regulations promulgated by the SEC under the Securities Exchange Act of 1934.

“Gross Repurchase Amount” shall mean $50,000,000.

“KCC” shall mean the Kansas Corporation Commission.

“Law“ shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, injunction, order or decree.

“Lock-Up Provision” shall mean the lock-up provision set forth in Section 2.3 of the Prior Transaction Agreement.

“NYSE“ shall mean the New York Stock Exchange.

“Offering Price” shall mean the per share offering price of the Common Stock in the Offering before deducting the Offering Expenses.

“Offering Expenses” shall mean all fees, expenses, underwriting commissions and discounts, incurred or paid in connection with the Offering, including without limitation,

attorneys’ and accountants’ fees, filing fees and printing costs.

“Person” shall mean any individual, corporation, company, partnership, joint venture, trust, group (as such term is used in Rule 13d-5 under the Exchange Act), business association, government or political subdivision thereof, governmental body or other entity.

“Prior Transaction Agreement” shall mean the Transaction Agreement dated as of January 9, 2003 among the Company, the Parent and the Shareholder.

“Registration Rights Agreement” shall mean the Registration Rights Agreement dated as of January 9, 2003 among the Company, the Parent and the Shareholder.

“Resale Shelf Registration Statement” means the registration statement filed by the Company with the SEC on April 4, 2003, which became effective on April 15, 2003, providing for the registration under the Securities Act of the resale by the Shareholder of shares of Common Stock held by the Shareholder, shares of Series D Preferred Stock held by the Shareholder and shares of the Common Stock issuable upon conversion of the Series D Preferred Stock.

“Securities Act“ shall mean the Securities Act of 1933, as amended.

“SEC” shall mean the United States Securities and Exchange Commission.

“Shareholder Agreement” shall mean the Shareholder Agreement dated as of January 9, 2003 among the Company, the Parent and the Shareholder.

“Termination Date“ shall mean the date thirty (30) Business Days from the date of this Agreement or such later date as may be mutually agreed upon by the parties hereto.

Section 1.2 Other Defined Terms. Capitalized terms used in this Agreement but not defined shall have the respective meanings set forth in the Shareholder Agreement. The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

Term	Location
Agreement	Preamble
Business Day	Section 1.1
Closing	Section 1.1
Common Stock	Recitals
Company	Preamble
Exchange Act Regulations	Section 1.1
KCC	Section 1.1
Gross Repurchase Amount	Section 1.1
Law	Section 1.1
Lock-Up Period	Section 3.4
Lock-Up Provision	Section 1.1
NYSE	Section 1.l
Offering	Recitals
Offering Expenses	Section 1.1
Offering Price	Section 1.1
Parent	Preamble
Person	Section 1.1
Prior Transaction Agreement	Section 1.1
Registration Rights Agreement	Section 1.1

Repurchase	Section 3.1
Repurchase Closing	Section 3.3
Repurchase Shares	Section 3.1
Resale Shelf Registration Statement	Section 1.1
SEC	Section 1.1
Securities Act	Section 1.1
Series D Preferred Stock	Recitals
Shareholder	Preamble
Shareholder Agreement	Section 1.1
Termination Date	Section 1.1

ARTICLE II.

THE OFFERING BY SHAREHOLDER

Section 2.1. The Offering.

(a) In consideration of the Company’s agreement to repurchase certain shares of Common Stock held by Shareholder as set forth in Section 3.1 below, and pursuant to the terms of the Registration Rights Agreement, the Shareholder agrees to use its commercially reasonable efforts to effect a bona fide underwritten public offering of no less than a gross aggregate amount of $150,000,000 of Common Stock (or such lesser amount as may be agreed upon by the Company and the Shareholder) registered under the Resale Shelf Registration Statement at the Offering Price agreed to by the Shareholder and set forth in the underwriting agreement among the underwriters and the Shareholder (the “Offering”) on or before the Termination Date. The Common Stock to be sold in the Offering shall be the shares of Common Stock issuable upon the conversion of the requisite number of shares of Series D Preferred Stock held by the Shareholder, which conversion shall be effected immediately prior to the Closing of the Offering; provided that to the extent, and only to the extent, that the aggregate gross proceeds of the Offering in which Series D Preferred Stock is converted to Common Stock exceed $150,000,000, then the Shareholder shall have the right to sell in the Offering additional shares, at its discretion, of either Common Stock held by the Shareholder or Common Stock issued upon conversion of Series D Preferred Stock held by the Shareholder, which shares shall be deemed a part of the Offering for purposes of this Agreement.

(b) The investment bankers and managing underwriters for the Offering shall be selected by the Shareholder, subject to Company’s consent, such consent not to be unreasonably withheld.

Section 2.2. ONEOK’s Consent to the Offering. Subject to the satisfaction of the conditions set forth in Section 2.3 below, the Company consents to the Offering and, solely with respect to the Offering, waives the Lock-Up Provision. In addition, with respect to the Offering, the Company waives delivery by the Shareholder to the Company of the Lock-Up Notice required under Section 4.2 of the Registration Rights Agreement. The Company agrees that its lock-up period under such Section 4.2 that would otherwise be triggered by delivery of the Lock-up Notice shall commence on the date of the announcement of the Offering. The consent and waivers set forth in this paragraph apply only with respect to the Lock-Up Provision and the Lock-Up Notice and do not constitute a waiver of any other provisions of the Prior Transaction

Agreement or any other agreements among the Company, the Shareholder and Parent. In addition, the consent and waivers set forth in this paragraph apply only with respect to the Offering described in this Agreement and do not apply to any other sales.

Section 2.3. Conditions to Company’s Consent to the Offering . The Company’s consent and waiver of the Lock-Up Provision as set forth in Section 2.2 above is conditioned upon satisfaction of all of the following:

(a) the Offering shall be completed on or before the Termination Date;

(b) the shares of stock to be sold in the Offering shall have been converted from Series D Preferred Stock to Common Stock in connection with, and immediately prior to, the Closing, except as otherwise specifically provided in this Agreement;

(c) Parent, Shareholder and the representatives of the underwriters shall have agreed in writing with the Company that all reasonable efforts will be made to achieve a wide distribution of the Common Stock in the Offering and to ensure that no Transferee in the Offering acquires for its own account Beneficial Ownership of Securities representing upon Transfer (as defined in the Registration Rights Agreement) 5.0% or more of the then outstanding Common Stock (assuming the conversion of all shares of Series D Preferred Stock to be Transferred into shares of Common Stock) The Shareholder and the representatives of the underwriters shall inform the Company of their proposed allocation of shares in the Offering and seek the Company’s consent to allocations that would result in a Transferee’s Beneficial Ownership exceeding the 5% threshold established in the preceding sentence;

(d) no provision of any applicable Law and no judgment, injunction, order or decree shall prohibit the consummation of the Offering; and

(e) the representations and warranties of the Parent and the Shareholder set forth in Section 4.2 shall be true and correct as of the consummation of the Offering.

Section 2.4. Lock-Up. The parties acknowledge and agree that, except for the limited waiver described in Section 2.2 of this Agreement, the Shareholder is currently subject to a lock-up provision extending from January 9, 2003 until August 4, 2003 (the “Lock-Up Period”), pursuant to the terms of the Prior Transaction Agreement. The parties hereby agree to extend the Lock-Up Period for an additional period commencing August 4, 2003 and ending ninety (90) days after the date of the prospectus supplement with respect to the Offering, provided that the Offering is completed. During the Lock-Up Period as extended under this paragraph, the Shareholder and Parent shall not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences or ownership of the Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than with respect to the Offering as contemplated by this Agreement.

Section 2.5. Expenses of the Offering. Shareholder shall pay all fees, costs and expenses, and reimburse the Company for any fees, costs or expenses that the Company may incur, in connection with the conversion of the Series D Preferred Stock to Common Stock and the Offering, including the Offering Expenses and any other Registration Expenses (as defined in the Registration Rights Agreement) incurred after the effective date of the Resale Shelf Registration Statement. Shareholder shall also pay all capital gains, income, transfer and other taxes, if any, attributable to such sale. Company and its senior officers shall provide assistance with marketing as set forth in Section 4.4(a)(vi) of the Registration Rights Agreement; provided, however, that Shareholder shall reimburse Company for its out-of-pocket expenses in supporting the marketing of the Offering.

Section 2.6. Waiver of NYSE Listing. Parent and the Shareholder each waive any obligation the Company may have to list any shares of Series D Preferred Stock with the NYSE in connection with the Offering; provided that the shares of Common Stock issued in the Offering upon conversion of the Series D Preferred Stock shall have been authorized for listing.

Section 2.7. Amendment of Registration Rights Agreement.

(a) Parent and the Shareholder hereby amend Section 4.2(a) of the Registration Rights Agreement to allow the Company, during any period beginning on the date of a Lock-Up Notice (as defined in the Registration Rights Agreement) and ending ninety (90) days after the date of the Prospectus Supplement with respect to a Shelf Takedown under the Registration Rights Agreement, to use the Company’s Common Stock or securities convertible into or exercisable for Common Stock as consideration for the purchase or other acquisition of stock, assets or interests in other corporations, partnerships or business organizations (if the party to whom the Company issues such securities agrees to be bound to the lock-up provisions applicable to the Company pursuant to Section 4.2 of the Registration Rights Agreement).

(b) The Company, Parent and the Shareholder hereby agree to amend Section 4.5 of the Registration Rights Agreement by deleting the last two sentences of that Section 4.5 and replacing those two sentences with the following:

The Shareholder shall pay all fees, costs and expenses, and reimburse the Company for all fees, costs or expenses that the Company may incur after the effective date of the Resale Shelf Registration Statement, in connection with any offering by the Shareholder of securities registered under the Shelf Registration Statement, irrespective of whether the securities are being offered in an underwritten offering, including brokerage fees, legal fees, discounts and commissions and any other Registration Expenses as defined in the Registration Rights Agreement that the Company may incur after the effective date of the Resale Shelf Registration Statement. In addition, the Shareholder shall pay its pro rata share of the Registration Expenses for any Subject Offering in which the Shareholder has requested that Piggy-Back Shares be included. The Shareholder shall pay all underwriting discounts and commissions and any capital gains, income or transfer taxes, if any, attributable to the sale of the Shares.

(c) Company, Parent and Shareholder hereby agree to amend Section 4.2(b) of the Registration Rights Agreement by adding the following to the end of that Section 4.2(b):

For purposes of this Section 4.2(b), the term “Shelf Takedown” shall mean any offering or sale by the Shareholder of securities registered under the Shelf Registration Statement, irrespective of whether the securities are being offered in an underwritten offering.

ARTICLE III.

WESTAR SALE TO COMPANY

Section 3.1. Company’s Repurchase of Shareholder’s Common Stock. Subject to the other terms and conditions of this Agreement, Company agrees to repurchase (the “Repurchase”) from the Shareholder, and the Shareholder agrees to sell to the Company, that number of shares of Common Stock currently held by the Shareholder (the “Repurchase Shares”) equal to the Gross Repurchase Amount divided by the Offering Price.

Section 3.2. Conditions to the Repurchase. The Company’s obligation to consummate the Repurchase is conditioned upon the satisfaction (or waiver by the Company) of all of the following: 1) the Offering shall have been consummated by the Shareholder, 2) the aggregate gross proceeds of the Offering shall be equal to or greater than $150,000,000 3) the representations and warranties set forth in Section 4.2 shall be true and correct as of the consummation of the Offering.

Section 3.3. Repurchase Closing. The closing of the Repurchase (the “Repurchase Closing”) shall occur upon the later of a) the consummation of the Offering and b) satisfaction (or waiver by the Company) of all of the conditions set forth in Section 3.2 above. At the Repurchase Closing, the Company shall pay the Shareholder an amount in cash equal to the Gross Repurchase Amount against delivery of certificates representing the Repurchase Shares, duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning the Repurchase Shares in blank. Payment of the Gross Repurchase Amount shall be in U.S. Dollars and shall be made at the Repurchase Closing by wire transfer of immediately available funds to an account with Bank of America designated by the Shareholder in writing.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of the Company. The Company represents and warrants to the Shareholder as of the date hereof as follows:

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Oklahoma and has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b) This Agreement has been duly and validly authorized by the Company and all necessary and appropriate action has been taken by the Company to execute and deliver this Agreement and to perform its obligations hereunder.

(c) This Agreement has been duly executed and delivered by the Company and assuming due authorization and valid execution and delivery by Parent and the Shareholder, this Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms.

(d) Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by the Company in connection with the (i) execution, delivery or performance of this Agreement or (ii) the consummation of the Offering and the Repurchase.

(e) The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder does not and will not (i) conflict with, or result in the breach of any provision of the constitutive documents of the Company; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which the Company is a party or by which the Company’s assets or operations are bound or affected; or (iii) violate, in any material respect, any Law applicable to the Company.

Section 4.2. Representations and Warranties of the Parent and the Shareholder. Each of Parent and the Shareholder represents and warrants to the Company as of the date hereof as follows:

(a) Each of Parent and the Shareholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation and has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b) This Agreement has been duly and validly authorized by each of Parent and the Shareholder and all necessary and appropriate action has been taken by each of Parent and the Shareholder to execute and deliver this Agreement and to perform its obligations hereunder.

(c) This Agreement has been duly executed and delivered by each of Parent and the Shareholder and assuming due authorization and valid execution and delivery by the Company, this Agreement is a valid and binding obligation of each of Parent and the Shareholder, enforceable in accordance with its terms.

(d) Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exception, registration, license or declaration is required to be made or obtained from any Person, including the KCC, by either Parent or the Shareholder in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of the Offering and the Repurchase.

(e) The execution and delivery by Parent and the Shareholder of this Agreement and the performance of its obligations hereunder does not and will not (i) conflict with, or result in the breach of any provision of the constitutive documents of either Parent or the Shareholder; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which either Parent or the Shareholder is a party or by which either Parent or the Shareholder’s assets or operations are bound or affected; or (iii) violate, in any material respect, any Law applicable to either Parent or the Shareholder.

(f) Upon consummation of the Repurchase, the Company will have valid and marketable title to the Repurchase Shares, free and clear of all title defects, security interests, liens or encumbrances of any nature whatsoever.

ARTICLE V.

COVENANTS

Section 5.1. Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, the Company, Parent and the Shareholder will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement.

Section 5.2. KCC Compliance. Parent and Shareholder shall prepare and submit to the KCC any filings, notifications and other submissions and take any such further action as may be necessary or appropriate in connection with the transactions described in this Agreement. The Company shall cooperate with Parent and the Shareholder in connection with the foregoing to the extent reasonably requested by Parent and the Shareholder.

ARTICLE VI.

TERMINATION

Section 6.1. Termination. This Agreement may be terminated at any time by the mutual written agreement of the Company, Parent and the Shareholder.

ARTICLE VII.

MISCELLANEOUS

Section 7.1. Injunctive Relief. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each other party shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against him or it, without the necessity of posting bond or other security against him or it, and consents to the entry of injunctive relief against him or it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

Section 7.2. Successors and Assigns. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Company, on the one hand, and by Parent and the Shareholder, on the other hand, and their respective successors and permitted assigns, and no such term or provision is for the benefit of, or intended to create any obligations to, any other Person.

Section 7.3. Amendments; Waiver.

(a) This Agreement may be amended only by an agreement in writing executed by the parties hereto.

(b) Either party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.4. Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission if promptly confirmed by one of the foregoing means, as follows:

If to the Company:

ONEOK, Inc.

100 W. Fifth Street

Tulsa, Oklahoma 74103

Attention: Chief Executive Officer

Fax: (918) 588-7961

with copies to:

ONEOK, Inc.

100 W. Fifth Street

Tulsa, Oklahoma 74103

Attention: Chief Financial Officer

Fax: (918) 588-7961

and

ONEOK, Inc.

100 W. Fifth Street

Tulsa, Oklahoma 74103

Attention: General Counsel

Fax: (918) 588-7971

If to Parent:

Westar Energy, Inc.

818 Kansas Avenue

Topeka, Kansas 66612

Attention: President

Fax: (785) 575-8061

with a copy to:

Westar Energy, Inc.

818 Kansas Avenue

Topeka, Kansas 66612

Attention: Corporate Secretary

Fax: (785) 575-1936

If to the Shareholder:

Westar Industries, Inc.

818 Kansas Avenue

Topeka, Kansas 66612

Attention: President

Fax: (785) 575-8061

with a copy to:

Westar Industries, Inc.

818 Kansas Avenue

Topeka, Kansas 66612

Attention: Corporate Secretary

Fax: (785) 575-1936

or to such other address or facsimile number as either party may, from time to time, designate in a written notice given in a like manner.

Section 7.5. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OKLAHOMA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

Section 7.6. Headings. The descriptive headings of the several sections in this Agreement are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect in any way the meaning or interpretation of this Agreement.

Section 7.7. Integration. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to its subject matter other than those expressly set forth or referred to herein.

Section 7.8. Severability. If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

Section 7.9. Consent to Jurisdiction. In connection with any suit, claim, action or proceeding arising out of this Agreement, Parent, the Shareholder and the Company each hereby consent to the in personam jurisdiction of the United States federal courts and state courts located in Tulsa, Oklahoma; the Shareholder and the Company each agree that service in the manner set forth in Section 7.4 hereof shall be valid and sufficient for all purposes; and the Shareholder and the Company each agree to, and irrevocably waive any objection based on forum non conveniens or venue, appear in any United States federal court state court located in Tulsa, Oklahoma.

Section 7.10. Counterparts. This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company, Parent and the Shareholder have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Agreement.

ONEOK, INC.

By:	/s/ David L. Kyle
Name: Title:	David L. Kyle Chairman, President and Chief Executive Officer

WESTAR ENERGY, INC.

By:	/s/ James S. Haines, Jr.
Name: Title:	James S. Haines, Jr Chief Executive Officer and President

WESTAR INDUSTRIES, INC

By:	/s/ James S. Haines, Jr.
Name: Title:	James S. Haines, Jr. Chief Executive Officer and President